Exhibit 10(d)44

SECOND AMENDMENT

TO

DECOMMISSIONING TRUST AGREEMENT

This Second Amendment to DECOMMISSIONING TRUST AGREEMENT (the Amendment") is entered into as of this 31st day of December , 2007, by and between CAJUN ELECTRIC POWER COOPERATIVE, INC., an electric cooperative corporation organized under the laws of the State of Louisiana, (the "Settlor"), and MELLON BANK, N.A., as Trustee (the "Trustee"), a national banking association having trust powers.

WHEREAS, the Settlor and the Trustee have entered into a Decommissioning Trust Agreement dated as of December 23, 1997 (the "Agreement") relating to Settlor's 30% interest in River Bend Nuclear Generating Unit I;

WHEREAS, the Settlor has entered into a settlement agreement (the "Settlement Agreement") with Entergy Gulf States, Inc. ("EGSI") and the Rural Utilities Services of the United States Department of Agriculture ("RUS");

WHEREAS, EGSI acquired Settlor's 30% interest in the River Bend Nuclear Generating Unit I;

WHEREAS, on December 23, 2003, the Settlor and the Trustee entered into the First Amendment to the Agreement, in order to comply with certain changes in applicable regulations of the Nuclear Regulatory Commission ("NRC");

WHEREAS, Section 9.1 of the Agreement provides that the Agreement cannot be amended except for administrative provisions, governing law provisions or to comply with regulatory requirements and such amendments must be consented to in writing by the Trustee, EGSI and RUS;

WHEREAS, EGSI has certain rights and responsibilities pursuant to the Agreement and Settlement Agreement;

WHEREAS, Entergy Gulf States Louisiana, LLC ("EGSL") hereby represents to Trustee, Settlor and RUS that:

A. On December 31, 2007, EGSI implemented a joint separation plan, pursuant to which, among other things, EGSI implemented a merger by division that allocated less than half of its assets, but substantially all of its Texas assets and certain other assets, to a new Texas entity, Entergy Texas, Inc. ("ETI") while retaining substantially all of its Louisiana assets, including River Bend Unit No. 1; EGSI distributed the stock of ETI to its parent, Entergy Corporation ("Entergy"); Entergy distributed the stock of EGSI to a new Texas subsidiary, EGS Holdings, Inc. ("EGSH"); and EGSI merged into a new Louisiana limited liability company, EGSL, and EGSL thereby succeeded to EGSI's rights and responsibilities under the Agreement and Settlement Agreement, including with respect to the 30% interest in the River Bend Nuclear Generating Unit 1. EGSL is an indirect subsidiary of Entergy and is a regulated public utility engaged in the generation, transmission and distribution of electricity to wholesale and retail customers in certain parishes in the State of Louisiana.

B. It was and is intended that the merger of EGSI into EGSL qualify as a tax-free reorganization under IRC Section 368(a)(1) (F). Pursuant to Treas. Reg. section 301.7701-3, EGSL has elected to be classified as a corporation for federal income tax purposes.

WHEREAS, each party hereby warrants and represents to each other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the respective party to the Amendment.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Settlor and the Trustee hereby agree as follows:

1. The representations set forth above are incorporated herein by the reference thereto.

2. Pursuant to the merger of EGSI into EGSL on December 31, 2007, EGSL succeeded EGSI under the Agreement and Settlement Agreement and has the same rights and responsibilities that EGSI previously had under the Agreement and Settlement Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their respective duly authorized officers as of the effective date indicated on the first page hereof.

Authorized Signer of MELLON BANK, N.A. By: /s/ Glen R. Metzger Name: Glen R. Metzger Title: Assistant Vice President	Authorized Signer of Cajun Electric Power Cooperative, Inc. By: /s/ Ralph R. Mabey Name: Ralph R. Mabey Title: Trustee

Authorized Signer of Entergy Gulf States Louisiana, LLC. By: /s/ Steven C. McNeal Name: Steven C. McNeal Title: Vice President and Treasurer	Authorized Signer of Rural Utilities Services of the United States Department of Agriculture By: /s/ James M. Andrew Name: James M. Andrew Title: Administrator